Exhibit 99.1

Zosano Pharma Reports First Quarter 2020 Financial Results and Provides Corporate Update

FREMONT, Calif., May 14, 2020 -- Zosano Pharma Corporation (NASDAQ:ZSAN), a clinical-stage biopharmaceutical company, today announced financial results for the first quarter ended March 31, 2020, as well as recent business highlights.

"This quarter was marked by a momentous milestone for the company with the FDA acceptance for filing of our New Drug Application (NDA) for Qtrypta™, a potential new treatment for patients with migraine utilizing our microneedle patch technology,” said Steven Lo, president and CEO of Zosano. “In preparation for our upcoming Prescription Drug User Fee Act (PDUFA) goal date of October 20 of this year, we have been scaling up our pre-commercial activities, including key components such as targeting and market access. We believe Qtrypta, if approved, will provide patients an attractive option for their migraine treatment, given its potential to provide rapid and sustained headache relief, in addition to the favorable safety results demonstrated in clinical studies. We are looking forward to the opportunity to help patients with this debilitating disease.”

Recent Business Highlights

•	Received U.S. Food and Drug Administration (FDA) filing acceptance of the 505(b)(2) NDA filing for Qtrypta™ for the acute treatment of migraine

•	Appointed Christine Matthews, previously the company’s interim chief financial officer, to the position of chief financial officer

•
Completed a blinded market research study conducted with high-volume physicians and payors, including 100 physician specialists and five national payors representing over 100 million covered lives, which found that:

◦	79% of the physicians strongly agree that there remains an unmet need in the treatment of migraine in the acute setting even in patients that respond to preventive therapy

◦	70% of the physicians would offer a non-oral triptan that has fast and complete pain relief that is sustained and well-tolerated

Financial Results for the First Quarter Ended March 31, 2020
Zosano reported a net loss for the first quarter of 2020 of $8.7 million, or $0.24 per share on a basic and diluted basis, compared with a net loss of $9.4 million, or $0.79 per share on a basic and diluted basis, for the same quarter in 2019.

Research and development expenses for the first quarter of 2020 were $5.5 million, compared with $6.6 million for the same quarter in 2019. The $1.1 million decrease was primarily attributable to lower clinical trial costs due to the completion of the Qtrypta long-term safety study in 2019.

General and administrative expenses for the first quarter of 2020 were $3.1 million, compared with $2.9 million for the same quarter in 2019. The increase of $0.2 million was mainly due to costs related to intellectual property matters.

As of March 31, 2020, cash and cash equivalents were $18.6 million, compared with $6.3 million as of December 31, 2019.

About Zosano Pharma
Zosano Pharma Corporation is a clinical-stage biopharmaceutical company focused on developing products where rapid administration of approved molecules with established safety and efficacy profiles may provide substantial benefit to patients, in markets where patients remain underserved by existing therapies. The company’s intracutaneous microneedle system technology consists of titanium microneedles coated with drug that are designed to enable rapid systemic administration of therapeutics to patients. Zosano’s lead product candidate is Qtrypta™ (M207), which is a proprietary formulation of zolmitriptan delivered via its intracutaneous microneedle system technology, as a potential acute treatment for migraine. The company anticipates that many of its current and future development programs may enable the company to utilize a regulatory pathway that would streamline clinical development and accelerate the path towards commercialization. Learn more at www.zosanopharma.com.

Forward-Looking Statements
This press release contains forward-looking statements regarding the preparation for potential approval and launch of Qtrypta, the potential benefits of Qtrypta for patients and other future events and expectations described in this press release. Readers are urged to consider statements that include the words "may," "will," "would," "could," "should," "might," "believes," "estimates," "projects," "potential," "expects," "plans," "anticipates," "intends," "continues," "forecast," "designed," "goal," "unaudited," "approximately" or the negative of those words or other comparable words to be uncertain and forward-looking. These statements are subject to risks and uncertainties that are difficult to predict, and actual outcomes may differ materially. These include risks and uncertainties, without limitation, associated with the Company’s ability to obtain additional cash resources to continue operations for the remainder of 2020, the process of discovering, developing and commercializing products that are safe and effective for use as human therapeutics, risks inherent in the effort to build a business around such products and other risks and uncertainties described under the heading "Risk Factors" in the Company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although Zosano believes that the expectations reflected in these forward-looking statements are reasonable, Zosano cannot in any way guarantee that the future results, level of activity, performance or events and circumstances reflected in forward-looking statements will be achieved or occur. All forward-looking statements are based on information currently available to Zosano and Zosano assumes no obligation to update any such forward-looking statements.

Zosano Contact:
Christine Matthews
Chief Financial Officer
(510) 745-1200

PR Contacts:
Sylvia Wheeler or Alexandra Santos
swheeler@wheelhouselsa.com or asantos@wheelhouselsa.com

ZOSANO PHARMA CORPORATION
CONDENSED BALANCE SHEETS
(in thousands, except par value and share amounts)

	March 31, 2020	December 31, 2019
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,557	$6,316
Prepaid expenses and other current assets	623	497
Total current assets	19,180	6,813
Restricted cash	455	455
Property and equipment, net	30,164	24,636
Operating lease right-of-use assets	5,533	5,763
Other long-term assets	3	3
Total assets	$55,335	$37,670
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,263	$4,356
Accrued compensation	2,553	2,015
Build-to-suit obligation, current portion	4,665	4,554
Operating lease liabilities, current portion	1,184	1,140
Other accrued liabilities	8,943	4,172
Total current liabilities	20,608	16,237
Build-to-suit obligation, long-term portion, net of debt issuance costs and discount	5,129	6,095
Operating lease liabilities, long-term portion	5,618	5,931
Other liabilities	10	15
Total liabilities	31,365	28,278
Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of March 31, 2020 and December 31, 2019	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized; 54,361,635 and 23,503,214 shares issued and outstanding as of March 31, 2020 and December 31, 2019, respectively	5	2
Additional paid-in capital	331,475	308,211
Accumulated deficit	(307,510)	(298,821)
Total stockholders’ equity	23,970	9,392
Total liabilities and stockholders’ equity	$55,335	$37,670

ZOSANO PHARMA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended March 31,
	2020	2019

Revenue	$—	$—
Operating expenses:
Research and development	5,514	6,616
General and administrative	3,082	2,871
Total operating expenses	8,596	9,487
Loss from operations	(8,596)	(9,487)
Other income (expense):
Interest income	10	80
Interest expense	(206)	(41)
Other income, net	103	22
Loss before provision for income taxes	(8,689)	(9,426)
Provision for income taxes	—	—
Net loss	$(8,689)	$(9,426)
Unrealized gain on marketable securities, net of tax	—	6
Comprehensive loss	$(8,689)	$(9,420)

Net loss per common share – basic and diluted	$(0.24)	$(0.79)
Weighted-average shares used in computing net loss per common share – basic and diluted	36,266,018	11,973,039